Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2013

•	Quarterly revenue grew 7% on a constant-currency basis including the Parlophone Label Group acquisition

•	Digital Recorded Music revenue growth more than offset physical revenue decline for the fiscal year

•	Adjusted OIBDA and Adjusted OIBDA margin grew for the fiscal year

NEW YORK, December 12, 2013—Warner Music Group Corp. today announced its fourth-quarter and full-year financial results for the period ended September 30, 2013.

“This was a year of significant accomplishment at Warner Music Group,” said Stephen Cooper, Warner Music Group’s CEO. “We intensified our focus on signing and developing extraordinary artists, we executed well on our digital strategy and we acquired and have been successfully integrating Parlophone Label Group.”

“We also significantly improved our financial flexibility over the course of the fiscal year. Even as we increased our borrowings in order to finance the acquisition of Parlophone Label Group, we lowered our annual interest expense through debt repayments and refinancings of our debt,” added Brian Roberts, Warner Music Group’s Executive Vice President and CFO.

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012	% Change	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2012	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$764	$731	5%	$2,871	$2,780	3%
Digital Revenue	283	241	17%	1,076	925	16%
Operating (loss) income	(41)	41	—	75	109	(31%)
Adjusted operating income(1)	17	49	(65%)	146	123	19%
OIBDA	36	103	(65%)	333	353	(6%)
Adjusted OIBDA(1)	94	111	(15%)	404	367	10%
Net loss attributable to Warner Music Group Corp.	(57)	(18)	—	(198)	(112)	(77%)
Adjusted Net income (loss) attributable to Warner Music Group Corp.(1)	$1	$(10)	110%	$(127)	$(98)	(30%)

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Fourth-Quarter Results

For the quarter, revenue grew 4.5%, and 7.3% in constant currency, driven in part by the July 1, 2013 acquisition of Parlophone Label Group (“PLG”). Excluding PLG, revenue declined 3.6%, and 1.0% in constant currency, due to an anticipated light release schedule. Excluding PLG, growth in digital Recorded Music revenue, Artist Services and Expanded Rights revenue and Recorded Music licensing revenue was more than offset by declines in physical Recorded Music revenue and total Music Publishing revenue. Constant-currency revenue growth in the U.K., Spain and France and revenue growth in the U.S., driven in part by the PLG acquisition, was partially offset by declines in Japan and Germany. Digital revenue grew 17.4%, or 19.4% in constant currency, and digital revenue represented 37.0% of total revenue for the quarter, compared to 33.0% in the prior-year quarter. Growth in digital revenue reflects the acquisition of PLG, as well as revenue growth related to download and subscription/streaming services.

Adjusted operating margin contracted 4.5 percentage points to 2.2% from 6.7%. Adjusted OIBDA declined 15.3% and adjusted OIBDA margin contracted 2.9 percentage points to 12.3% from 15.2%. The decline in adjusted OIBDA margin was related to revenue declines in Japan, which is typically a higher-margin territory, as well as growth in lower-margin European concert promotion revenue and merchandising revenue. Operating income, adjusted operating income, OIBDA and adjusted OIBDA for the quarter included minimal severance charges (not including those associated with the PLG acquisition), compared to $14 million of severance charges in the prior-year quarter ($11 million in Recorded Music, $2 million in Music Publishing and $1 million in Corporate) (the “Quarterly Severance Charges”).

Adjusted net income of $1 million reflects the impact of an income tax benefit related to deferred tax benefits for higher losses in foreign jurisdictions as well as a change in the U.K. tax rate.

Adjusted operating income, adjusted OIBDA and adjusted net income (loss) exclude the impact of items relating to the acquisition of PLG in the current year and the sale of EMI in the prior year. See below for calculations and reconciliations of OIBDA, adjusted operating income, adjusted OIBDA and adjusted net income (loss).

As of September 30, 2013, the company reported a cash balance of $155 million, total long-term debt of $2.867 billion and net debt (total long-term debt minus cash) of $2.712 billion.

Cash provided by operating activities was $12 million compared to $102 million in the prior-year quarter. The decline in cash provided by operating activities primarily reflects expenses related to the acquisition of PLG, including higher professional fees and integration costs, as well as an increase in cash paid for interest due to the timing of interest payments as a result of debt transactions during fiscal 2013. Free Cash Flow, defined below, was negative $720 million compared to $80 million in the prior-year quarter. The largest factor impacting the year-over-year change in Free Cash Flow for the quarter was the cash payment of approximately $765 million on July 1, 2013 associated with the acquisition of PLG.

Full-Year Results

For the fiscal year, revenue grew 3.3%, or 5.0% in constant currency. Growth in Recorded Music digital revenue, Recorded Music licensing revenue and Artist Services and Expanded Rights revenue, each helped in part by the acquisition of PLG, as well as growth in Music Publishing digital revenue, more than offset declines in Recorded Music physical revenue and Music Publishing mechanical, performance and synchronization revenue. Digital revenue grew 16.3%, or 17.0% in constant currency, and represented 37.5% of total revenue, compared to 33.3% in the prior fiscal year. Excluding the acquisition of PLG, revenue grew 1.2%, or 2.8% on a constant-currency basis.

Adjusted operating margin expanded 0.7 percentage points to 5.1% from 4.4% in the prior fiscal year. Adjusted OIBDA grew 10.1% to $404 million and adjusted OIBDA margin expanded 0.9 percentage points to 14.1% from 13.2% in the prior fiscal year. The improvement in adjusted OIBDA and adjusted OIBDA margin was related to the continued shift to higher-margin digital revenue as well as the focus on higher-margin Music Publishing deals, partially offset by increased product costs due to growth in Artist Services and Expanded Rights revenue. Operating income, adjusted operating income, OIBDA and adjusted OIBDA in the fiscal year included $11 million of severance charges ($9 million in Recorded Music, $1 million in Music Publishing and $1 million in Corporate, not including charges associated with the PLG acquisition) compared to $42 million of severance charges in the prior fiscal year ($35 million in Recorded Music, $4 million in Music Publishing and $3 million in Corporate) (the “Fiscal-Year Severance Charges”).

Adjusted net loss reflects a loss on extinguishment of debt of $85 million related to the November 2012 refinancing of the company’s Senior Secured Notes due 2016 and the June 2013 redemption of 10% of the company’s Senior Secured Notes due 2021. This loss was partially offset by a decline in interest expense from $225 million to $203 million. The decline in interest expense is a result of the November 2012 refinancing and the May 2013 modification of the company’s Term Loan Facility, both of which resulted in lower interest rates on portions of our outstanding debt, partially offset by the increase in aggregate outstanding debt as a result of the acquisition of PLG. Adjusted net loss also reflects the impact of an income tax benefit related to deferred tax benefits for higher losses in foreign jurisdictions as well as a change in the U.K. tax rate.

Cash provided by operating activities was $159 million compared to $209 million in the prior fiscal year. The decline in cash provided by operating activities primarily reflects expenses related to the acquisition of PLG, including higher professional fees and integration costs, as well as an increase in cash paid for interest due to the timing of interest payments as a result of debt transactions during fiscal 2013. Free Cash Flow was negative $649 million, compared to $151 million in the prior fiscal year. The largest factor impacting the year-over-year change in Free Cash Flow was the cash payment of approximately $765 million on July 1, 2013 associated with the acquisition of PLG.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012	% Change	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2012	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$644	$606	6%	$2,389	$2,281	5%
Digital Revenue	262	222	18%	997	865	15%
Operating (loss) income	(49)	36	—	92	126	(27%)
Adjusted operating income(1)	13	36	(64%)	161	126	28%
OIBDA	8	78	(90%)	270	289	(7%)
Adjusted OIBDA(1)	$70	$78	(10%)	$339	$289	17%

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Fourth-Quarter Results

Recorded Music revenue grew 6.3%, or 9.7% in constant currency, due in part to the acquisition of PLG. Excluding PLG, revenue declined 3.5%, or 0.3% in constant currency, as a result of an anticipated light release schedule. Digital, licensing and Artist

Services and Expanded Rights revenue all grew but were more than offset by a decline in physical revenue. Licensing revenue growth was largely driven by the acquisition of PLG and Artist Services and Expanded Rights revenue growth was driven by an increase in concert promotion and merchandising revenue, as well as the acquisition of PLG. Digital revenue grew 18.0%, or 19.6% in constant currency, and represented 40.7% of total Recorded Music revenue, compared to 36.6% in the prior-year quarter. Domestic Recorded Music digital revenue was $126 million, or 52.5% of total domestic Recorded Music revenue. Major sellers included Superfly, Bruno Mars, Avenged Sevenfold, Birdy and Blake Shelton.

Recorded Music adjusted operating margin contracted 3.9 percentage points to 2.0% from 5.9% in the prior-year quarter. Recorded Music Adjusted OIBDA was down 10.3% and Recorded Music Adjusted OIBDA margin declined 2.0 percentage points to 10.9% from 12.9% in the prior-year quarter due to revenue declines in Japan, which is typically a higher-margin territory, as well as growth in lower-margin European concert promotion revenue and merchandising revenue. Operating income, adjusted operating income, OIBDA and adjusted OIBDA reflect the impact of the Quarterly Severance Charges.

Full-Year Results

Recorded Music revenue grew 4.7%, or 6.7% in constant currency. Excluding PLG, Recorded Music revenue grew 2.1%, or 4.1% in constant currency. For the second consecutive fiscal year, growth in digital revenue more than offset the decline in physical revenue on a global basis. Artist Services and Expanded Rights revenue and Recorded Music licensing revenue also grew. Digital Recorded Music revenue grew 15.3%, or 15.9% in constant currency, and represented 41.7% of Recorded Music revenue for the fiscal year, up from 37.9% in the prior fiscal year. Domestic Recorded Music digital revenue amounted to $529 million, or 54.4% of total domestic Recorded Music revenue. Major sellers included Bruno Mars, Led Zeppelin, Michael Bublé, fun. and Ed Sheeran.

Recorded Music adjusted operating margin expanded 1.2 percentage points to 6.7% from 5.5% in the prior year. Recorded Music Adjusted OIBDA improved 17.3% to $339 million and Recorded Music Adjusted OIBDA margin expanded 1.5 percentage points to 14.2% as a result of the continued shift to higher-margin digital revenue, partially offset by increased product costs due to growth in Artist Services and Expanded Rights revenue. Operating income, adjusted operating income, OIBDA and adjusted OIBDA reflect the impact of the Fiscal-Year Severance Charges.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012	% Change	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2012	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$126	$132	(5%)	$503	$518	(3%)
Digital Revenue	21	22	(5%)	83	66	26%
Operating income	34	36	(6%)	81	79	3%
OIBDA	51	53	(4%)	148	146	1%

Fourth-Quarter Results

Music Publishing revenue declined 4.5% on both an as reported and constant-currency basis. Digital revenue slipped 4.5%, but was flat in constant currency. Mechanical revenue declined 6.9%, or 10.0% in constant currency. Synchronization revenue declined 8.0% on both an as reported and constant-currency basis. Performance revenue declined 1.9%, or 3.8% in constant currency.

Music Publishing operating margin contracted 0.3 percentage points to 27.0% from 27.3% in the prior-year quarter. Music Publishing OIBDA declined 3.8% to $51 million while Music Publishing OIBDA margin expanded 0.3 percentage points to 40.5% from 40.2%. Operating income and OIBDA reflect the impact of the Quarterly Severance Charges.

Full-Year Results

Music Publishing revenue declined 2.9%, or 2.3% in constant currency. The decrease in Music Publishing revenue was driven by an 11.7%, or 11.0% in constant currency, decrease in mechanical revenue, due to the ongoing digital transition in the recorded music industry, an 11.7% decrease in synchronization revenue, on both an as reported and constant-currency basis, related to lower video game and commercial revenue and a 1.5% decline in performance revenue, or 1.0% in constant currency. These decreases were partially offset by an increase in digital revenue of 25.8% on both an as reported and constant-currency basis. Digital Music Publishing revenue represented 16.5% of total Music Publishing revenue in the fiscal year, compared to 12.7% in the prior fiscal year.

Music Publishing operating margin was 16.1%, up 0.8 percentage points from 15.3% in the prior fiscal year. Music Publishing OIBDA grew 1.4% to $148 million, while Music Publishing OIBDA margin was 29.4%, up 1.2 percentage points from 28.2% in the prior fiscal year. The increase in OIBDA and OIBDA margin is due to a shift towards higher-margin deals and lower SG&A expense. Operating income and OIBDA reflect the impact of the Fiscal-Year Severance Charges.

Financial details for the quarter and fiscal year can be found in the company’s Annual Report on Form 10-K, for the period ended September 30, 2013, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, East West, Elektra, Erato, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros., Warner Classics, Warner Music Nashville and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.

All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three & Twelve Months Ended 9/30/13 versus 9/30/12

(dollars in millions)

	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012	% Change
	(unaudited)	(unaudited)
Revenues	$764	$731	5%
Costs and expenses:
Cost of revenues	(391)	(368)	(6%)
Selling, general and administrative expenses	(350)	(274)	(28%)
Amortization expense	(64)	(48)	(33%)

Total costs and expenses	$(805)	$(690)	(17%)

Operating (loss) income	$(41)	$41	—
Interest expense, net	(54)	(56)	4%
Other (expense) income, net	(1)	2	(150%)

Loss before income taxes	$(96)	$(13)	—
Income tax benefit (expense)	39	(4)	—

Net loss	$(57)	$(17)	—
Less: income attributable to noncontrolling interest	—	(1)	100%

Net loss attributable to Warner Music Group Corp.	$(57)	$(18)	—

	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2012	% Change
	(audited)	(audited)
Revenues	$2,871	$2,780	3%
Costs and expenses:
Cost of revenues	(1,499)	(1,459)	(3%)
Selling, general and administrative expenses	(1,090)	(1,019)	(7%)
Amortization expense	(207)	(193)	(7%)

Total costs and expenses	$(2,796)	$(2,671)	(5%)

Operating income	$75	$109	(31%)
Loss on extinguishment of debt	(85)	—	NM
Interest expense, net	(203)	(225)	10%
Other (expense) income, net	(12)	8	—

Loss before income taxes	$(225)	$(108)	(108%)
Income tax benefit (expense)	31	(1)	—

Net loss	$(194)	$(109)	(78%)
Less: income attributable to noncontrolling interest	(4)	(3)	(33%)

Net loss attributable to Warner Music Group Corp.	$(198)	$(112)	(77%)

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets as of 9/30/13 and 09/30/12

(dollars in millions)

	September 30, 2013	September 30, 2012	% Change
	(audited)	(audited)
Assets:
Current assets
Cash & equivalents	$155	$302	(49%)
Accounts receivable, net	511	398	28%
Inventories	33	28	18%
Royalty advances (expected to be recouped w/in 1 year)	93	116	(20%)
Deferred tax assets	43	51	(16%)
Other current assets	59	44	34%

Total current assets	$894	$939	(5%)
Royalty advances (expected to be recouped after 1 year)	173	142	22%
Property, plant & equipment, net	180	152	18%
Goodwill	1,668	1,380	21%
Intangible assets subject to amortization, net	3,107	2,499	24%
Intangible assets not subject to amortization	120	102	18%
Other assets	110	64	72%

Total assets	$6,252	$5,278	18%

Liabilities and Equity:
Current liabilities
Accounts payable	$280	$156	79%
Accrued royalties	1,147	997	15%
Accrued liabilities	321	253	27%
Accrued interest	75	89	(16%)
Deferred revenue	139	101	38%
Current portion of long-term debt	13	—	NM
Other current liabilities	25	10	150%

Total current liabilities	$2,000	$1,606	25%

Long-term debt	2,854	2,206	29%
Deferred tax liabilities	439	375	17%
Other noncurrent liabilities	216	147	47%

Total liabilities	$5,509	$4,334	27%

Equity:
Common stock	—	—	NM
Additional paid-in capital	1,128	1,129	(0%)
Accumulated deficit	(341)	(143)	(138%)
Accumulated other comprehensive loss	(61)	(59)	(3%)

Total Warner Music Group Corp. equity	$726	$927	(22%)

Noncontrolling interest	17	17	—

Total equity	743	944	(21%)

Total liabilities and equity	$6,252	$5,278	18%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three & Twelve Months Ended 9/30/13 versus 9/30/12

(dollars in millions)

	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012
	(unaudited)	(unaudited)
Net cash provided by operating activities	$12	$102
Net cash used in investing activities	(732)	(22)
Net cash provided by (used in) financing activities	771	(1)
Effect of foreign currency exchange rates on cash and equivalents	2	4

Net increase in cash and equivalents	$53	$83

	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2012
	(audited)	(audited)
Net cash provided by operating activities	$159	$209
Net cash used in investing activities	(808)	(58)
Net cash provided by (used in) financing activities	511	(3)
Effect of foreign currency exchange rates on cash and equivalents	(9)	—

Net (decrease) increase in cash and equivalents	$(147)	$148

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net (loss) income and other measures of financial performance reported in accordance with GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three & Twelve Months Ended 9/30/13 versus 9/30/12

(dollars in millions)

	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012	% Change
	(unaudited)	(unaudited)
OIBDA	$36	$103	(65%)
Depreciation expense	(13)	(14)	7%
Amortization expense	(64)	(48)	(33%)

Operating (loss) income	$(41)	$41	—
Interest expense, net	(54)	(56)	4%
Other (expense) income, net	(1)	2	(150%)

Loss before income taxes	$(96)	$(13)	—
Income tax benefit (expense)	39	(4)	—

Net loss	$(57)	$(17)	—
Less: income attributable to noncontrolling interest	—	(1)	100%

Net loss attributable to Warner Music Group Corp.	$(57)	$(18)	—

Operating income margin	(5.4%)	5.6%
OIBDA margin	4.7%	14.1%

	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2012	% Change
	(audited)	(audited)
OIBDA	$333	$353	(6%)
Depreciation expense	(51)	(51)	—
Amortization expense	(207)	(193)	(7%)

Operating income	$75	$109	(31%)
Loss on extinguishment of debt	(85)	—	NM
Interest expense, net	(203)	(225)	10%
Other (expense) income, net	(12)	8	—

Loss before income taxes	$(225)	$(108)	(108%)
Income tax benefit (expense)	31	(1)	—

Net loss	$(194)	$(109)	(78%)
Less: income attributable to noncontrolling interest	(4)	(3)	(33%)

Net loss attributable to Warner Music Group Corp.	$(198)	$(112)	(77%)

Operating income margin	2.6%	3.9%
OIBDA margin	11.6%	12.7%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three & Twelve Months Ended 9/30/13 versus 9/30/12

(dollars in millions)

	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012	% Change
	(unaudited)	(unaudited)
Total WMG operating (loss) income - GAAP	$(41)	$41	—
Depreciation and amortization expense	77	62	24%

Total WMG OIBDA	$36	$103	(65%)

Recorded Music operating (loss) income - GAAP	$(49)	$36	—
Depreciation and amortization expense	57	42	36%

Recorded Music OIBDA	$8	$78	(90%)

Music Publishing operating income - GAAP	$34	$36	(6%)
Depreciation and amortization expense	17	17	—

Music Publishing OIBDA	$51	$53	(4%)

	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2012	% Change
	(audited)	(audited)
Total WMG operating income - GAAP	$75	$109	(31%)
Depreciation and amortization expense	258	244	6%

Total WMG OIBDA	$333	$353	(6%)

Recorded Music operating income - GAAP	$92	$126	(27%)
Depreciation and amortization expense	178	163	9%

Recorded Music OIBDA	$270	$289	(7%)

Music Publishing operating income - GAAP	$81	$79	3%
Depreciation and amortization expense	67	67	—

Music Publishing OIBDA	$148	$146	1%

Adjusted Operating Income, Adjusted OIBDA and Adjusted Net (Loss) Income

Adjusted operating income, adjusted OIBDA and adjusted net (loss) income is operating income, OIBDA and net (loss) income, respectively, adjusted to exclude the impact of certain items that affect comparability (“Factors Affecting Comparability”). Factors affecting period-to-period comparability of the unadjusted measures in fiscal year 2013 included PLG acquisition and integration expenses related to our acquisition of PLG, which existed in fiscal year 2013 but not 2012, as well as expenses incurred in relation to the sale of EMI, which existed in fiscal year 2012 but not 2013. We use adjusted operating income, adjusted OIBDA and adjusted net (loss) income to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income, OIBDA and net loss attributable to WMG as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three & Twelve Months Ended 9/30/13 and 9/30/12

(dollars in millions)

For the Three Months Ended September 30, 2013

	Total WMG Operating (loss) Income	Recorded Music Operating (loss) Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (loss) income attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(41)	$(49)	$34	$36	$8	$51	$(57)
Factors Affecting Comparability:
PLG Acquisition Expense	39	43	—	39	43	—	39
PLG Integration Expense	19	19	—	19	19	—	19

Adjusted Results	$17	$13	$34	$94	$70	$51	$1

For the Three Months Ended September 30, 2012

	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$41	$36	$36	$103	$78	$53	$(18)
Factors Affecting Comparability:
EMI Sale Related Expenses	8	—	—	8	—	—	8

Adjusted Results	$49	$36	$36	$111	$78	$53	$(10)

For the Twelve Months Ended September 30, 2013

	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$75	$92	$81	$333	$270	$148	$(198)
Factors Affecting Comparability:
PLG Acquisition Expense	49	47	—	49	47	—	49
PLG Integration Expense	22	22	—	22	22	—	22

Adjusted Results	$146	$161	$81	$404	$339	$148	$(127)

For the Twelve Months Ended September 30, 2012

	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$109	$126	$79	$353	$289	$146	$(112)
Factors Affecting Comparability:
EMI Sale Related Expenses	14	—	—	14	—	—	14

Adjusted Results	$123	$126	$79	$367	$289	$146	$(98)

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $20 million unfavorable impact of exchange rates on our Total and Recorded Music revenue, in the three months ended September 30, 2013 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three & Twelve Months Ended 9/30/13 versus 9/30/12 as Reported and Constant Currency

(dollars in millions)

	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012	For the Three Months Ended September 30, 2012
	As reported (unaudited)	As reported (unaudited)	Constant $ (unaudited)

US revenue
Recorded Music	$240	$228	$228
Music Publishing	49	50	50
International revenue
Recorded Music	404	378	359
Music Publishing	77	82	82
Intersegment eliminations	(6)	(7)	(7)

Total Revenue	$764	$731	$712

Revenue by Segment:
Recorded Music
Physical	$233	$271	$251
Digital	262	222	219

Total Physical & Digital	495	493	470
Licensing	57	47	48
Artist services & expanded rights	92	66	69

Total Recorded Music	644	606	587
Music Publishing
Performance	51	52	53
Mechanical	27	29	30
Synchronization	23	25	25
Digital	21	22	21
Other	4	4	3

Total Music Publishing	126	132	132
Intersegment eliminations	(6)	(7)	(7)

Total Revenue	$764	$731	$712

Total Digital Revenue	$283	$241	$237

	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2012	For the Twelve Months Ended September 30, 2012
	As reported (audited)	As reported (audited)	Constant $ (unaudited)

US revenue
Recorded Music	$973	$915	$915
Music Publishing	188	198	198

International revenue
Recorded Music	1,416	1,366	1,324
Music Publishing	315	320	317

Intersegment eliminations	(21)	(19)	(19)

Total Revenue	$2,871	$2,780	$2,735

Revenue by Segment:
Recorded Music
Physical	$900	$970	$937
Digital	997	865	860

Total Physical and Digital	1,897	1,835	1,797
Licensing	222	202	198
Artist services & expanded rights	270	244	244

Total Recorded Music	2,389	2,281	2,239
Music Publishing
Performance	197	200	199
Mechanical	113	128	127
Synchronization	98	111	111
Digital	83	66	66
Other	12	13	12

Total Music Publishing	503	518	515
Intersegment eliminations	(21)	(19)	(19)

Total Revenue	$2,871	$2,780	$2,735

Total Digital Revenue	$1,076	$925	$920

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing our operating performance to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net (loss) income as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “cash flow provided by operating activities” (the most directly comparable GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under GAAP, which is “net cash flow (used in) provided by operating activities.”

Unlevered After-Tax Cash Flow

Free Cash Flow includes cash paid for interest. We also review our cash flow adjusted for cash paid for interest, a measure we call Unlevered After-Tax Cash Flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider Unlevered After-Tax Cash Flow to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges for cash interest and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of our ability to fund our cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with GAAP.

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow and Unlevered After-Tax Cash Flow, Three & Twelve Months Ended 9/30/13 versus 9/30/12

(dollars in millions)

	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012
	(unaudited)	(unaudited)
Net cash flow provided by operating activities	$12	$102
Less: Capital expenditures	11	8
Less: Net cash paid for investments	721	14

Free Cash Flow	$(720)	$80

Plus: Cash paid for interest	32	—

Unlevered After-Tax Cash Flow	$(688)	$80

	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2012
	(audited)	(audited)

Net cash flow provided by operating activities	$159	$209
Less: Capital expenditures	34	32
Less: Net cash paid for investments	774	26

Free Cash Flow	$(649)	$151

Plus: Cash paid for interest	206	193

Unlevered After-Tax Cash Flow	$(443)	$344

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Media Contact: James Steven (212) 275-2213 James.Steven@wmg.com	Investor Contact: Erika Begun (212) 275-4850 Erika.Begun@wmg.com